EXHIBIT 3.1


                                State of Delaware

                        Office of the Secretary of State





      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TELEVIDEO SYSTEMS, INC.", CHANGING ITS NAME FROM "TELEVIDEO SYSTEMS, INC." TO "TELEVIDEO, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF APRIL, A.D. 1997, AT 9 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.











                                           /s/ Edward J. Freel
                                           -------------------
                                               Edward J. Freel
                                            Secretary of State

2114777  8100                              AUTHENTICATION:  8433300
971130239                                            DATE:  04-23-97














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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


      TeleVideo Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors on March 24, 1997, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at its next annual meeting of the stockholders. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

            "The name of the Corporation is TeleVideo, Inc."

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, that the corporation's Annual Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by K. Philip Hwang, its authorized officer, this 4th day of April, 1997.


                                          /s/ K. Philip Hwang
                                          -------------------
                                              K. Philip Hwang
                                               Chairman & CEO
Attest:


/s/ Kathy Cleveland
-------------------
Kathy Cleveland
Assistant Secretary


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